                                                                   EXHIBIT 10.10

                           INDEMNIFICATION AGREEMENT

            This Indemnification Agreement ("Agreement") is made as of ____________, 2007 (the "Effective Date") by and between Skilled Healthcare Group, Inc., a Delaware corporation (the "Company"), and ______________ who serves as a director and/or officer of the Company ("Indemnitee").

            WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers unless they are provided with adequate protection through insurance and/or indemnification against the risks of claims being asserted against them arising out of their service to and activities on behalf of such corporations; and

            WHEREAS, the board of directors of the Company (the "Board") has determined that, in order to help attract and retain qualified individuals as directors and officers, the best interests of the Company and its investors will be served by attempting to maintain, on an ongoing basis, at the Company's sole expense, insurance to protect persons serving the Company and its subsidiaries as directors or officers from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises for many years, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors and officers in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation; and

            WHEREAS, the Board has determined that, in order to help attract and retain qualified individuals as directors and officers, the best interests of the Company and its investors will be served by assuring such individuals that the Company will indemnify them to the maximum extent permitted by law; and

            WHEREAS, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company permit, and the By-Laws (the "By-Laws") of the Company require, indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law ("DGCL"); and

            WHEREAS, the Certificate of Incorporation, the By-Laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification and the advancement of defense costs; and

            WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's investors and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

            WHEREAS, it therefore is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance defense costs on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

            WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, By-Laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor shall it be deemed to diminish or abrogate any rights of Indemnitee thereunder; and

            WHEREAS, the Board recognizes that the Indemnitee does not regard the protection available under the Company's Certificate of Incorporation, the By-Laws and insurance program as adequate in the present circumstances, and may not be willing to serve or continue to serve as a director, officer or in such other capacity as the Company may request without adequate protection, and the Company desires Indemnitee to serve in such capacity; and

            WHEREAS, Indemnitee is willing to serve, and continue to serve, as a member of the Board (and any committee thereof) or as an officer of the Company, on the condition that he or she be indemnified as provided for herein.

            NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

      1. SERVICES TO THE COMPANY. Indemnitee will serve or continue to serve, at the will of the Company, as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation. This Agreement shall not serve as a binding commitment on the part of Indemnitee to continue to serve in such capacity, or on the part of the Company to cause him or her to be nominated to successive terms as a director or officer or to not otherwise be removed for cause or without cause, as permitted under law.

      2. DEFINITIONS. As used in this Agreement:

               (a) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 issued under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

               (b) A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

                  (i) Acquisition of Stock by Third Party. Any Person (as defined below, but excluding any subsidiary or employee benefit plan of the Company), subsequent to the date of this Agreement, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company's securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition; provided, however, that the current ownership of more that 50% of the voting power of the Company by Onex Partners LP and Onex Corporation or the transfer of such voting power by Onex Partners LP or Onex Corporation to its partners or stockholders respectively, or to its directly or indirectly wholly-owned subsidiaries, shall not be considered a Change of Control;

                  (ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the "Continuing Directors"), cease for any reason to constitute at least a majority of the members of the Board;

                  (iii) Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a "Business Combination"), in each case, unless, following such Business Combination:
      (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

                  (iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company's assets, other than factoring the Company's current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

                  (v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

               (c) "Corporate Status" shall describe the status of a person who is or was a director, officer, trustee, partner, member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below), which such person is or was serving at the request of the Company.

               (d) "Disinterested Director" shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

               (e) "Enterprise" shall mean any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, administrator, partner, member, fiduciary, employee or agent.

               (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (g) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts and accountants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types and amounts customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (as defined below). Expenses also shall include costs incurred in connection with any appeal resulting from any Proceeding (as defined below), including, without limitation, the premium, security for, and other costs relating to any bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

               (h) "Independent Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

               (i) References to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan pursuant to applicable law.

               (j) References to "serving at the request of the Company" shall include any service provided at the request of the Company as a director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, trustee, administrator, partner, member, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

               (k) "Person" shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company and (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company.

               (l) Any action taken or omitted to be taken by a person for a purpose which he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have been taken in "good faith" and for a purpose which is "not opposed to the best interests of the Company", as such terms are referred to in this Agreement and used in the DGCL.

               (m) The term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any related appeal, in which Indemnitee was, is or will be involved as a party or witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of the Company, by reason of any action taken or not taken by him or her while acting as director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

      3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this
Section 3, Indemnitee shall be indemnified and held harmless against all judgments, fines, penalties, amounts paid in settlement (if such settlement is approved in writing in advance by the Company, which approval shall not be unreasonably withheld) (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, "Losses") and Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any action, discovery event, claim, issue or matter therein or related thereto, if Indemnitee acted in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

      4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such Proceeding or any action, discovery event, claim, issue or matter therein or related thereto, if Indemnitee acted in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, however, shall be made under this
Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the Proceeding was brought or, if no Proceeding was brought in a court, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, Indemnitee fairly and reasonably is entitled to indemnification for such portion of the Expenses as the court deems proper.

      5. INDEMNIFICATION FOR EXPENSES WHERE INDEMNITEE IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding and in addition to the provisions of Section 3 and 4 of this Agreement, to the extent that Indemnitee is a party to a Proceeding and is successful, on the merits or otherwise, in the defense of any claim, issue or matter therein, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such successful defense. For the avoidance of doubt, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5, and without limitation, the termination of any claim, issue or matter in such a Proceeding by withdrawal or dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in or otherwise incurs Expenses in connection with any Proceeding to which Indemnitee is not a party, he or she shall be indemnified and held harmless by the Company against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

      7. ADDITIONAL INDEMNIFICATION.

               (a) Notwithstanding any limitation in Sections 3, 4, or 5 hereof or in Section 145 of the DGCL or other applicable statutory provision, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is made, or is threatened to be made, a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Losses and Expenses actually and reasonably incurred by Indemnitee in connection with the Proceeding, provided that no indemnification shall be made under this Section 7(a) on account of Indemnitee's conduct which constitutes a breach of Indemnitee's duty of loyalty to the Company or its investors or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

               (b) For purposes of Sections 7(a), the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:

                  (i) to the fullest extent authorized or permitted by the then-applicable provisions of the DGCL or other applicable statutory provision, that authorize or contemplate indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or other applicable statutory provision, and

                  (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or other applicable statutory provision, adopted after the date of this Agreement that increase the extent to which a corporation limited liability company or partnership, as applicable, may indemnify its officers, directors or persons holding similar fiduciary responsibilities.

               (c) Indemnitee shall be entitled to the prompt payment of all Expenses reasonably incurred in enforcing successfully (fully or partially) this Agreement.

      8. CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company, on the one hand (and its directors, officers, employees and agents) and Indemnitee, on the other, in connection with such event(s) and/or transaction(s).

      9. EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

               (a) for which payment actually has been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under such insurance policy or other indemnity provision; or

               (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company or any subsidiary of the Company within the meaning of Section 16(b) of the Exchange Act, as amended, or similar provisions of state blue sky law, state statutory law or common law; or

               (c) prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company (other than any Proceeding referred to in Sections 14(d) or (e) below or any other Proceeding commenced to recover any Expenses referred to in Section 7(c) above) or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or
      (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

               (d) if the funds at issue were paid pursuant to a settlement approved by a court and indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

      10. ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

               (a) The Company shall advance pursuant to this Section 10(a) the Expenses incurred by Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a written statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay such advances. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce such right to receive advances. Notwithstanding any provision of this Agreement to the contrary, the Indemnitee shall be entitled to advances of Expenses incurred by him or her or on his or her behalf in connection with a Proceeding that Indemnitee claims is covered by Sections 3 and 4 hereof, prior to a final determination of eligibility for indemnification and prior to the final disposition of the Proceeding, upon the execution and delivery to the Company of an undertaking by or on behalf of the Indemnitee providing that the Indemnitee will repay such advances to the extent that it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company. This Section 10(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

               (b) The Company will be entitled to participate in the Proceeding at its own expense.

               (c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee's prior written consent, which consent shall not be unreasonably withheld.

      11. PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

               (a) Within sixty (60) days after the actual receipt by Indemnitee of written notice that he or she is a party to or is requested to be a participant in (as a witness or otherwise) any Proceeding, Indemnitee shall submit to the Company a written notice identifying the Proceeding. The failure by the Indemnitee to notify the Company within such 60-day period will not relieve the Company from any liability which it may have to Indemnitee (i) other than under this Agreement, and (ii) under this Agreement, provided that if the Company can establish that such failure to notify the Company in a timely manner resulted in actual prejudice to the Company, then the Company will be relieved from liability under this Agreement only to the extent of such actual prejudice.

               (b) Indemnitee shall at the time of giving such notice pursuant to Section 11(a) or thereafter deliver to the Company a written application for indemnification. Such application may be delivered at such time as Indemnitee deems appropriate in his or her sole discretion. Following delivery of such a written application for indemnification by Indemnitee, the Indemnitee's entitlement to indemnification shall be determined promptly according to Section 12(a) of this Agreement and the outcome of such determination shall be reported to Indemnitee in writing within forty-five (45) days of the submission of such application.

      12. PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

               (a) Upon written application by Indemnitee for indemnification pursuant to Section 11(b) or written statement by Indemnitee for advances of Expenses pursuant to Section 10(a), a determination with respect to Indemnitee's entitlement thereto pursuant to the mandatory terms of this Agreement, pursuant to statute, or pursuant to other sources of right to indemnity, shall be made in the specific case: (i) by a majority vote of the Disinterested Directors, whether or not such directors otherwise would constitute a quorum of the Board; (ii) by a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such directors would otherwise constitute a quorum of the Board, (iii) if there are no Disinterested Directors, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or
      (iv) by the stockholders of the Company. Indemnitee shall reasonably cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless from any such costs and Expenses.

               (b) If it is determined that Indemnitee is entitled to the indemnification requested by the Indemnitee in a written application submitted to the Company pursuant to Section 11(b), payment to Indemnitee shall be made within ten (10) days after such determination. All advances of Expenses requested in a written statement by Indemnitee pursuant to
      Section 10(a) prior to a final determination of eligibility for indemnification shall be paid in accordance with Section 10.

               (c) In the event the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for advancement of Expenses or indemnification pursuant to Section 10(a) or 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under
      Section 12(a) hereof.

               (d) The Company shall pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

               (e) Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, any Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      13. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

               (a) Presumption in Favor of Indemnitee. In making a determination with respect to entitlement to indemnification or advancement of Expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification or advancement of Expenses under this Agreement if Indemnitee has submitted an application for advancement of Expenses in accordance with Section 10(a) of this Agreement or indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption.

               (b) No Presumption Against Indemnitee. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met the applicable standard of conduct for indemnification shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

               (c) Sixty Day Period for Determination. If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification or advancement of Expenses shall not have made a determination within sixty (60) days after receipt by the Company of an application therefor, a determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the application for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

               (d) No Presumption from Termination of a Proceeding. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere, or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

               (e) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action or failure to act is based on the records or books of account of the Company or any Enterprise other than the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any Enterprise other than the Company in the course of their duties, or on the advice of legal counsel for the Company or any Enterprise other than the Company or on information or records given or reports made to the Company or any Enterprise other than the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company or any Enterprise other than the Company, except if the Indemnitee knew or had reason to know that such records or books of account of the Company, information supplied by the officers of the Company, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser or other expert were materially false or materially inaccurate. The provisions of this Section 13(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met any applicable standard of conduct.

               (f) Actions of Others. The knowledge and/or actions, or failure to act, of any other director, officer, trustee, administrator, partner, member, fiduciary, employee or agent of the Company or any Enterprise other than the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

      14. REMEDIES OF INDEMNITEE.

               (a) Adjudication/Arbitration. In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) subject to Section 13(b), no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within 60 days after receipt by the Company of the application for indemnification, or (iv) payment of indemnification is not made pursuant to Sections 3, 4, 5, 6, 7 and 12(b) of this Agreement within ten
      (10) days after a determination has been made that Indemnitee is entitled to indemnification, or after receipt by the Company of a written request for any additional monies owed with respect to a Proceeding as to which it already has been determined that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

               (b) Indemnitee Not Prejudiced by Prior Adverse Determination. In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the prior adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

               (c) Company Bound by Prior Determination. If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

               (d) Expenses. In the event that Indemnitee, pursuant to this
      Section 14, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be jointly and severally indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication or arbitration if it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive all or part of the indemnification or advancement of Expenses sought which the Company had disputed prior to the commencement of the judicial proceeding or arbitration.

               (e) Advances of Expenses. If requested by Indemnitee, the Company shall (within ten (10) days after receipt by the Company of a written request therefore) advance to Indemnitee the Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, if the Indemnitee has submitted an undertaking to repay such Expenses if Indemnitee ultimately is determined to not be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be. The Indemnitee's financial ability to repay any such advances shall not be a basis for the Company to decline to make such advances.

               (f) Precluded Assertions by the Company. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

      15. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

               (a) Rights of Indemnitee Not Exclusive. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, or the By-Laws, any agreement, vote of investors or a resolution of directors, members, partners, or otherwise. No right or remedy herein conferred by this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other right or remedy.

               (b) Survival of Rights. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.

               (c) Change of Law. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation or the By-Laws, or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy and be conferred by this Agreement the greater benefits so afforded by such change.

               (d) Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, administrators partners, members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, trustee, partner, member, fiduciary, officer, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise) the Company has director and officer liability insurance in effect that covers Indemnitee, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

               (e) Subrogation. In the event of any payment under this Agreement, the Company, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

               (f) Other Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

               (g) Other Indemnification. The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, administrator partner, member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.

      16. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as any of the following: a director, officer, agent or employee of the Company or as a director, officer, trustee, administrator partner, member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee served at the request of the Company; or (b) one (1) year after the final termination of any Proceeding (including after the expiration of any rights of appeal) then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement (including any rights of appeal of any Proceeding commenced pursuant to Section 14). This Agreement shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

      17. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

      18. ENFORCEMENT.

               (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve, or to continue to serve, as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

               (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

      19. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

      20. SUCCESSORS AND BINDING AGREEMENT.

               (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) and any acquiror of all or substantially all of the business or assets of the Company by agreement in form and substance reasonably satisfactory to Indemnitee and/or his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform it if no such succession had taken place.

               (b) This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Company" for purposes of this Agreement), but will not otherwise be assignable or delegatable by the Company.

               (c) This Agreement will inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

               (d) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 20(a), (b) and (c). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee's will, devise, a grantor's trust instrument under which the Indemnitee or his estate is the sole beneficiary, or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 20(d), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

      21. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the date of such receipt, or
(ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

               (a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee subsequently shall provide in writing to the Company.

               (b) If to the Company to:

                        Skilled Healthcare Group, Inc.
                        27442 Portola Parkway, Suite 200
                        Foothill Ranch, California 92610
                        Attention: General Counsel

      or to any other address as may have been furnished to Indemnitee in writing by the Company.

      22. APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws, principles or rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) irrevocably appoint, to the extent such party is not a resident of the State of Delaware, CT Corporation, 1209 Orange Street, Wilmington, New Castle County, Delaware 19808 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

      23. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

      24. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

SKILLED HEALTHCARE GROUP,                    INDEMNITEE
INC.

By:
        ___________________________          Name:
                                                    __________________________
Name:
        ___________________________

Title:                                       Address for Notices to Indemnitee:
        ___________________________

                                             __________________________________

                                             __________________________________

                                             __________________________________